Exhibit 99.1

May 27, 2020

Press Release No. 1476

For Immediate Release:

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, May 27, 2020 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its second fiscal quarter ended April 4, 2020.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
GAAP Results
(in millions, except per share data)
Net sales	$293.1	$320.8	$372.9	$613.9	$756.0
Net income (loss)	$(418.9)	$5.8	$20.8	$(413.1)	$56.3
Diluted EPS	$(17.39)	$0.24	$0.85	$(17.19)	$2.31

Non-GAAP Results
(in millions, except per share data)
Net income	$14.8	$20.7	$39.2	$35.5	$90.3
Diluted EPS	$0.61	$0.86	$1.61	$1.47	$3.70

SECOND FISCAL QUARTER DETAILS

For the second quarter of fiscal 2020, Coherent announced net sales of $293.1 million and net loss, on a U.S. generally accepted accounting principles (GAAP) basis, of $418.9 million, or $17.39 per diluted share. The net loss includes $424.3 million, net of tax, in non-cash goodwill and other impairment charges, primarily related to the impairment of all goodwill and certain long-lived assets in our Industrial Lasers & Systems segment.

These results compare to net sales of $372.9 million and net income of $20.8 million, or $0.85 per diluted share, for the second quarter of fiscal 2019 and net sales of $320.8 million and net income of $5.8 million, or $0.24 per diluted share, for the first quarter of fiscal 2020. Non-GAAP net income for the second quarter of fiscal 2020 was $14.8 million, or $0.61 per diluted share. Non-GAAP net income for the second quarter of fiscal 2019 was $39.2 million, or $1.61 per diluted share. Non-GAAP net income for the first quarter of fiscal 2020 was $20.7 million, or $0.86 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended April 4, 2020, December 28, 2019 and March 30, 2019 and six months ended April 4, 2020 and March 30, 2019 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income (loss).”

Effective September 29, 2019, Coherent adopted ASC 842 - Lease Accounting and applied the new guidance to all leases existing as of the date of adoption. Coherent reported results for the first and second quarters of fiscal 2020 that reflect the application of ASC 842, while prior period amounts have not been adjusted and continue to be reported in accordance with its historical lease accounting.

“During these unprecedented times, Coherent is demonstrating enduring stability,” said Andy Mattes, Coherent President and CEO. “We have a solid financial foundation and our product portfolio positions us well for opportunities across numerous long-term resilient markets, including flat panel display, semiconductor, defense and medical instrumentation. Even with a challenging macroeconomic environment we were able to deliver and improve on an already strong balance sheet with an increase in our cash balance by approximately 20 million dollars from the December quarter. Cash preservation will continue to be management’s focus, while simultaneously driving smart investments in our future products and technologies.  We enter the second half of the fiscal year with confidence in our long-term business outlook and with a commitment to ensuring the safety of our employees, serving our customers, and supporting the communities we are part of.”

CONFERENCE CALL REMINDER

Coherent will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the investor relations page of the company's website at investors.coherent.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company's investor relations page.

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Six Months Ended
	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
Net sales	$293,147	$320,771	$372,860	$613,918	$756,006
Cost of sales(A)(B)(C)(D)(E)	199,036	211,518	242,143	410,554	475,939
Gross profit	94,111	109,253	130,717	203,364	280,067
Operating expenses:
Research & development(A)(B)(E)	29,794	28,680	30,461	58,474	59,403
Selling, general & administrative(A)(B)(E)(F)	61,307	68,551	69,463	129,858	134,020
Goodwill and other impairment charges(G)	451,025	—	—	451,025	—
Amortization of intangible assets(C)	1,296	1,432	1,926	2,728	4,966
Total operating expenses	543,422	98,663	101,850	642,085	198,389
Income (loss) from operations	(449,311)	10,590	28,867	(438,721)	81,678
Other expense, net(B)(E)	(5,663)	(3,034)	(4,252)	(8,697)	(13,403)
Income (loss) before income taxes	(454,974)	7,556	24,615	(447,418)	68,275
Provision for (benefit from) income taxes (H)	(36,061)	1,763	3,865	(34,298)	11,975
Net income (loss)	$(418,913)	$5,793	$20,750	$(413,120)	$56,300

Net income (loss) per share:
Basic	$(17.39)	$0.24	$0.86	$(17.19)	$2.32
Diluted	$(17.39)	$0.24	$0.85	$(17.19)	$2.31

Shares used in computations:
Basic	24,095	23,971	24,232	24,033	24,250
Diluted	24,095	24,160	24,332	24,033	24,402

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

	Three Months Ended			Six Months Ended
Stock-based compensation expense	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
Cost of sales	$1,011	$1,182	$1,172	$2,193	$2,409
Research & development	894	561	783	1,455	1,433
Selling, general & administrative	6,993	6,049	7,049	13,042	13,038
Impact on income (loss) from operations	$8,898	$7,792	$9,004	$16,690	$16,880

For the fiscal quarters ended April 4, 2020, December 28, 2019 and March 30, 2019, the impact on net income (loss), net of tax was $7,892 ($0.33 per diluted share), $6,936 ($0.29 per diluted share) and $7,543 ($0.31 per diluted share), respectively. For the six months ended April 4, 2020 and March 30, 2019, the impact on net income (loss), net of tax was $14,828 ($0.61 per diluted share) and $14,186 ($0.58 per diluted share), respectively.

(B)	Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

	Three Months Ended			Six Months Ended
Deferred compensation expense (benefit)	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
Cost of sales	$(5)	$113	$62	$108	$(33)
Research & development	(213)	243	118	30	(168)
Selling, general & administrative	(1,176)	1,799	1,155	623	(557)
Impact on income (loss) from operations	$(1,394)	$2,155	$1,335	$761	$(758)

For the fiscal quarters ended April 4, 2020, December 28, 2019 and March 30, 2019, the impact on other expense, net from gains or losses on deferred compensation plan assets was expense of $1,364, income of $2,292 and income of $1,250, respectively. For the six months ended April 4, 2020 and March 30, 2019, the impact on other expense, net from gains or losses on deferred compensation plan assets was income of $929 and expense of $823, respectively.

(C)	Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

	Three Months Ended			Six Months Ended
Amortization of intangibles	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
Cost of sales	$10,611	$10,880	$12,106	$21,491	$24,133
Amortization of intangible assets	1,296	1,432	1,926	2,728	4,966
Impact on income (loss) from operations	$11,907	$12,312	$14,032	$24,219	$29,099

For the fiscal quarters ended April 4, 2020, December 28, 2019 and March 30, 2019, the impact on net income (loss), net of tax was $8,660 ($0.36 per diluted share), $8,942 ($0.37 per diluted share), and $10,022 ($0.41 per diluted share), respectively. For the six months ended April 4, 2020 and March 30, 2019, the impact on net income (loss), net of tax was $17,602 ($0.73 per diluted share) and $20,840 ($0.85 per diluted share), respectively.

(D)	For the six months ended March 30, 2019, the impact of inventory step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)).

(E)	For the fiscal quarters ended April 4, 2020, December 28, 2019 and March 30, 2019, the impact of restructuring charges was $1,079 ($798 net of tax ($0.03 per diluted share)), $933 ($666 net of tax ($0.03 per diluted share)), and $880 ($768 net of tax ($0.03 per diluted share)), respectively. For the six months ended April 4, 2020 and March 30, 2019, the impact of restructuring charges was $2,012 ($1,464 net of tax ($0.06 per diluted share)) and $1,356 ($1,119 net of tax ($0.05 per diluted share)), respectively.

(F)	For the fiscal quarter ended December 28, 2019 and six months ended April 4, 2020, selling, general & administrative expense includes a legal settlement related to an asset recovery of $1,365 ($1,106 net of tax ($0.05 per diluted share)).

(G)	For the fiscal quarter ended April 4, 2020, goodwill and other impairment charges included a $327,203 ($327,203 net of tax ($13.58 per diluted share)) charge for impairment of goodwill, a $121,350 ($94,651 net of tax ($3.92 per diluted share)) charge for impairment of long-lived assets and a $2,472 ($2,472 net of tax ($0.10 per diluted share)) charge for impairment of an investment. For the six months ended April 4, 2020, goodwill and other impairment charges included a $327,203 ($327,203 net of tax ($13.64 per diluted share)) charge for impairment of goodwill, a $121,350 ($94,651 net of tax ($3.92 per diluted share)) charge for impairment of long-lived assets and a $2,472 ($2,472 net of tax ($0.10 per diluted share)) charge for impairment of an investment.

(H)	The fiscal quarters ended April 4, 2020 and December 28, 2019 included non-recurring income tax net benefit of ($7,612 ($0.31 per diluted share) and non-recurring income tax net expense of $149 ($0.01 per diluted share), respectively. The fiscal quarters ended April 4, 2020, December 28, 2019 and March 30, 2019 included a benefit of $314 ($0.01 per diluted share), a benefit of $714 ($0.03 per diluted share) and a charge of $123 ($0.01 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively. The six months ended April 4, 2020 included non-recurring income tax net benefit of ($7,463 ($0.31 per diluted share). The six months ended April 4, 2020 and March 30, 2019 included $1,028 ($0.04 per diluted share) and $2,475 ($0.10 per diluted share) of excess tax benefits for employee stock-based compensation, respectively.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Apr. 4, 2020	Sep. 28, 2019
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$370,071	$306,745
Accounts receivable, net	202,699	267,553
Inventories	457,358	442,530
Prepaid expenses and other assets	89,045	77,993
Total current assets	1,119,173	1,094,821
Property and equipment, net	242,858	323,434
Other assets	363,346	664,914
Total assets	$1,725,377	$2,083,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$16,275	$14,863
Accounts payable	62,029	51,531
Other current liabilities	182,990	173,920
Total current liabilities	261,294	240,314
Other long-term liabilities	590,653	558,119
Total stockholders’ equity	873,430	1,284,736
Total liabilities and stockholders’ equity	$1,725,377	$2,083,169

Reconciliation of GAAP to Non-GAAP net income (loss) (unaudited, in thousands, (other than per share data), net of tax):

	Three Months Ended			Six Months Ended
	Apr. 4, 2020	Dec. 28, 2019	Mar. 30, 2019	Apr. 4, 2020	Mar. 30, 2019
GAAP net income (loss)	$(418,913)	$5,793	$20,750	$(413,120)	$56,300
Stock-based compensation expense	7,892	6,936	7,543	14,828	14,186
Amortization of intangible assets	8,660	8,942	10,022	17,602	20,840
Restructuring charges	798	666	768	1,464	1,119
Non-recurring tax expense (benefit)	(7,612)	149	—	(7,463)	—
Tax charge (benefit) from stock-based compensation expense	(314)	(714)	123	(1,028)	(2,475)
Goodwill and other impairment/asset charges (recoveries)	424,326	(1,106)	—	423,220	—
Purchase accounting step-up	—	—	—	—	353
Non-GAAP net income	$14,837	$20,666	$39,206	$35,503	$90,323
Non-GAAP net income per diluted share	$0.61	$0.86	$1.61	$1.47	$3.70

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to whether the Company’s stability will be enduring, confidence in the Company's business outlook, the Company's focus on cash preservation and investment and whether the markets served by the company’s products will be resilient. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Coherent and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with the recovery of global and regional economies from the negative effects of COVID-19 and related private and public sector measures; the impact of COVID-19 related matters on our business; global demand, acceptance and adoption of our products; the worldwide demand for flat panel displays and adoption of OLED for mobile displays; the pricing and availability of OLED displays; the demand for and use of our products in commercial applications; our ability to generate sufficient cash to fund capital spending or debt repayment; our successful implementation of our customer design wins; our and our customers’ exposure to risks associated with worldwide economic conditions; our customers’ ability to cancel long-term purchase orders; the ability of our customers to forecast their own end markets; our ability to accurately forecast future periods; continued timely availability of products and materials from our suppliers; our ability to timely ship our products and our customers’ ability to accept such shipments; our ability to have our customers qualify our products; worldwide government economic policies, including trade relations between the United States and China; our ability to manage our expanded operations; our ability to successfully transfer the manufacturing of our High Power Fiber Lasers and related business and operations between facilities; our ability to successfully manage our planned site consolidation projects and other cost reduction programs and to achieve the related anticipated savings and improved operational efficiencies; and other risks identified in Coherent’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in Coherent’s Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000